A Partnership of Incorporated Professionals	Amisano Hanson
Chartered Accountants

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 9, 2006, except as to Note 6 iii) which is as of May 24, 2006, relating to the financial statements of Farrier Resources Corp., as of March 31, 2006 and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada	/s/ Amisano Hanson
June 2, 2006	Chartered Accountants

SUITE 604 - 750 WEST PENDER STREET	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net